As filed with the Securities and Exchange Commission on July 15, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MACROVISION SOLUTIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	26-1739297
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2830 De La Cruz Boulevard, Santa Clara, California 95050

(408) 562-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alfred J. Amoroso

President and Chief Executive Officer

Macrovision Solutions Corporation

2830 De La Cruz Boulevard, Santa Clara, California 95050

(408) 562-8400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

COPIES TO:

Jon E. Gavenman Heller Ehrman LLP 275 Middlefield Road Menlo Park, California 94025	Stephen Yu Executive Vice President, General Counsel and Secretary Macrovision Solutions Corporation 2830 De La Cruz Boulevard Santa Clara, California 95050

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum offering price per unit(4)	Proposed maximum aggregate offering price (4)	Amount of registration fee (5)
Common Stock, par value $0.001 per share	9,414,019	$14.37	$135,279,454	$5,317

(1)	This registration statement shall cover any additional shares of registrant’s common stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of registrant’s outstanding common stock.
(2)	Includes 8,485,704 shares of common stock issuable upon conversion of notes issued by a subsidiary of the registrant in August 2006 at an initial rate of 35.3571 shares per $1,000 principal amount of the notes. Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered shall include an indeterminate number of shares of common stock that may be issued under the antidilution provisions of the notes.
(3)	Includes 928,315 shares of common stock issuable upon exercise of a warrant that is issuable by the registrant in connection with an acquisition transaction entered into in November 2007 by a subsidiary of the registrant. The common stock registered hereby shall, in accordance with Rule 416 under the Securities Act, also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of registrant’s common stock on the Nasdaq Global Select Market on July 14, 2008.
(5)	Calculated by multiplying the estimated aggregate offering price of securities to be registered by .0000393.

Explanatory Note

We are a Delaware corporation named Macrovision Solutions Corporation founded in 2007. Unless otherwise stated or the context otherwise requires, references in this registration statement to “Macrovision Solutions” “we,” “our,” or “us” refer to Macrovision Solutions Corporation, and its direct and indirect subsidiaries, which include Macrovision Corporation (“Macrovision”) and Gemstar-TV Guide International, Inc. (“Gemstar”).

On May 2, 2008, pursuant to the Agreement and Plan of Mergers (the “Merger Agreement”), dated as of December 7, 2007, by and among Macrovision Solutions, Macrovision, Gemstar, Mars Merger Sub, Inc. (“Mars Merger Sub”) and Galaxy Merger Sub, Inc. (“Galaxy Merger Sub”), Mars Merger Sub merged with and into Macrovision with Macrovision as the surviving corporation and Galaxy Merger Sub merged with and into Gemstar with Gemstar as the surviving corporation (collectively the “Mergers”). As a result of the Mergers, Macrovision and Gemstar each are now wholly-owned subsidiaries of Macrovision Solutions.

The issuance of the Macrovision Solutions Common Stock pursuant to the Mergers was registered under the Securities Act of 1933, as amended, pursuant to Macrovision Solutions’ Registration Statements on Form S-4 (File No. 333-148825 and File No. 333-150589) (the “Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on March 31, 2008.

Under the terms of the Merger Agreement, each share of Gemstar stock was converted into the right to receive, at the election of each individual stockholder, subject to proration as detailed in the Merger Agreement, $6.35 in cash or 0.2548 of a share of Common Stock of Macrovision Solutions. Macrovision stockholders received one share of Macrovision Solutions for each share of Macrovision Common Stock owned as of the closing of the Mergers.

Pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Macrovision Solutions Common Stock is deemed to be registered under Section 12(g) of the Exchange Act.

For purposes of our eligibility to file this registration statement on Form S-3, we are a successor registrant to both Macrovision and Gemstar within the meaning of General Instruction I.7 to Form S-3.

PROSPECTUS

MACROVISION SOLUTIONS CORPORATION

9,414,019 Shares of Common Stock

This prospectus relates to the resale of up to:

•	8,485,704 shares of common stock, par value $0.001 per share, issuable upon the conversion of 2.625% Convertible Senior Notes due 2011 that were issued by our subsidiary in August 2006; and

•

928,315 shares of common stock underlying a warrant to purchase common stock that is issuable by us in connection with the acquisition of certain assets from Cryptography Research, Inc. (“CRI”) by our subsidiary in November 2007.

The resale of shares of common stock being registered hereby will be by the selling stockholders identified on page 4 of this prospectus. See “Plan of Distribution” on page 8 of this prospectus for a description of the manner in which shares of common stock may be offered and sold by the selling stockholders under this prospectus.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. This means:

•	shares of our common stock may be offered from time to time by the selling stockholders;

•	we will provide a prospectus supplement each time shares of our common stock are offered; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

We will receive no proceeds from any sale by the selling stockholders of the securities covered by this prospectus and any accompanying prospectus supplement, but we have agreed to pay certain registration expenses.

You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our principal executive offices are located at 2830 De La Cruz Boulevard, Santa Clara, California 95050, and our telephone number is (408) 562-8400. Our common stock is listed on the Nasdaq Global Select Market under the symbol “MVSN.” On July 14, 2008, the last reported sales price of our common stock was $14.23 per share.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

As more fully described below in the section entitled “Macrovision Solutions Corporation,” on May 2, 2008, Macrovision Corporation (“Macrovision”) and Gemstar-TV Guide International, Inc. (“Gemstar”) consummated merger transactions, as a result of which, Macrovision and Gemstar became our wholly-owned subsidiaries and stockholders of Macrovision and Gemstar became our stockholders.

See “RISK FACTORS” on page 4 for information you should consider before buying any securities hereunder.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 15, 2008.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, the terms “Macrovision Solutions,” “we,” “our” and “us” refer to Macrovision Solutions Corporation and its consolidated subsidiaries, unless otherwise specified.

MACROVISION SOLUTIONS CORPORATION

On May 2, 2008, pursuant to the Agreement and Plan of Mergers (the “Merger Agreement”), dated as of December 7, 2007, by and among Macrovision Solutions Corporation (“Macrovision Solutions”), Macrovision Corporation (“Macrovision”), Gemstar-TV Guide International, Inc. (“Gemstar”), Mars Merger Sub, Inc. (“Mars Merger Sub”) and Galaxy Merger Sub, Inc. (“Galaxy-Merger Sub”), Mars Merger Sub merged with and into Macrovision with Macrovision as the surviving corporation and Galaxy Merger Sub merged with and into Gemstar with Gemstar as the surviving corporation (collectively the “Mergers”). As a result of the Mergers, Macrovision and Gemstar each are now wholly-owned subsidiaries of Macrovision Solutions.

Under the terms of the Merger Agreement, each share of Gemstar stock was converted into the right to receive, at the election of each individual stockholder, subject to proration as detailed in the Merger Agreement, $6.35 in cash or 0.2548 of a share of Common Stock of Macrovision Solutions. Macrovision stockholders received one share of Macrovision Solutions for each share of Macrovision Common Stock owned as of the closing of the Mergers. In accordance with the transaction, on an outstanding shares basis, at the closing of the transaction, former Macrovision stockholders owned approximately 53% and former Gemstar stockholders owned approximately 47% of Macrovision Solutions.

We provide a broad set of solutions that enable businesses to protect, enhance and distribute their digital goods to consumers across multiple channels. Our offerings include content protection technologies and services, digital rights management products and technologies, and embedded licensing technologies. Our solutions are deployed by companies in the entertainment, consumer electronics, gaming, software, information publishing, web retail/portals and corporate IT markets to solve industry-specific challenges and bring greater value to their customers.

In June 2007, we announced an organizational structure change which included the creation of four new segments: Embedded Solutions, Entertainment, Software and Distribution and Commerce. The organizational realignment is designed to enable us to increase our focus on long-term growth, market opportunities and meeting customer needs.

As of the fourth quarter of 2007, as a result of the then-pending Gemstar acquisition and a full review of its portfolio of businesses, we determined it was probable that we would divest Software and Games, which were determined to be outside of our core strategies. The divestiture of the Software and Games businesses allows us to offer a more focused and integrated set of technology solutions for our customers. On April 1, 2008, we completed the sales of our Software and Games businesses. Consequently, the results of operations of the Software and Games businesses have been classified as discontinued operations. Prior to such presentation, our Software and Games businesses were included in our Software segment and Distribution and Commerce segment, respectively. Segment information is presented based upon our management organization structure, in place beginning June 5, 2007 for our continuing operations, and we have restated prior periods’ segment data to conform to the current presentation.

Our principal executive offices are located at 2830 De La Cruz Boulevard, Santa Clara, California 95050, and our telephone number is (408) 562-8400. Our website is located at www.macrovision.com. Information contained on our website is not a part of this prospectus or any accompanying prospectus supplement.

References in this prospectus to “Macrovision Solutions,” “we,” “our” and “us” refer to Macrovision Solutions Corporation and its consolidated subsidiaries, unless otherwise specified.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, the Common Stock described in this prospectus may be offered from time to time by selling stockholders. We will provide a prospectus supplement each time shares of our Common Stock are offered pursuant to this prospectus. The prospectus supplement will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. This prospectus and any accompanying prospectus supplement contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” or “continue,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Reference is made in particular to forward-looking statements regarding product sales, reimbursement, expenses, earnings per share, liquidity and capital resources and trends. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus and any accompanying prospectus supplement, whether as a result of new information, future events, changes in assumptions or otherwise.

You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our reports and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find Additional Information.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. We maintain a website at www.macrovision.com. The information contained on our website is not incorporated by reference in this prospectus and any accompanying prospectus supplement and you should not consider it a part of this prospectus and any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. This prospectus and any accompanying prospectus supplement incorporates important business and financial information about us that is not included in or delivered with this prospectus and any accompanying prospectus supplement. The information incorporated by reference is considered to be an important part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information in this prospectus and any accompanying prospectus supplement.

This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC with respect to Macrovision Solutions:

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008; and

•	Current Reports on Form 8-K filed May 5, 2008 (as amended by Form 8-K/A filed May 7, 2008), June 3, 2008 and June 10, 2008; and

•

The description of the Common Stock contained on page 122 and Annexes F and G of the Registrant’s Registration Statement on Form S-4 (Commission File No. 333-148825), as filed with the Commission on January 23, 2008, including any amendment or report filed for the purpose of updating such description. Pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our common stock was deemed to be registered under Section 12(g) of the Exchange Act upon the completion of the merger of Macrovision and Gemstar, which resulted in both companies being our wholly-owned subsidiaries.

This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC with respect to Macrovision:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (as amended by Form 10-K/A filed with the SEC on February 29, 2008); and

•

Current Reports on Form 8-K filed January 3, 2008, January 4, 2008, January 14, 2008, February 14, 2008, February 21, 2008, February 29, 2008, April 3, 2008 (as amended by Form 8-K/A filed on April 7, 2008), April 8, 2008, April 15, 2008, April 17, 2008, and April 18, 2008.

This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC with respect to Gemstar:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007; and

•	Current Reports on Form 8-K filed January 7, 2008, January 14, 2008, March 7, 2008, March 13, 2008, and March 28, 2008.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and any accompanying prospectus supplement until we sell all of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph (included in the Annual Report on Form 10-K) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, at no cost, by writing or telephoning us at the following address and telephone number:

Macrovision Solutions Corporation

Attention: General Counsel

2830 De La Cruz Boulevard

Santa Clara, California 95050

Tel: 408-562-8400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” in our quarterly report on Form 10-Q filed with the SEC on May 8, 2008, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act.

USE OF PROCEEDS

As this prospectus applies solely to an offering by selling stockholders, we will not receive any of the proceeds from the resale of such securities from time to time by such holders.

SELLING STOCKHOLDERS

The selling stockholders are offering up to an aggregate of 9,414,019 shares of our common stock as follows:

•

Up to 8,484,704 shares of common stock issuable upon conversion by certain of the selling stockholders of 2.625% Convertible Senior Notes due 2011 issued by Macrovision in August 2006. The notes were originally issued to and resold by J.P. Morgan Securities Inc. and Cowen and Company, LLC in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by them to be “qualified institutional buyers,” as defined by Rule 144A under the Securities Act.

•	Up to 928,315 shares of common stock issuable upon exercise of a warrant issuable by us to CRI in connection with the acquisition of certain assets of CRI by Macrovision in November 2007.

We have agreed to pay all expenses in connection with this offering, not including underwriting fees, discounts or commissions of the selling stockholders or any legal fees and expenses of counsel to the selling stockholders or any other expenses incurred by the selling stockholders.

The following table sets forth, for each selling stockholder, the total number of shares of common stock currently beneficially owned, the number of shares of common stock covered by this prospectus and the total number of shares of common stock that the selling stockholder will beneficially own upon completion of this offering. The amounts set forth below are based upon information provided to us by representatives of the selling stockholders, or on our records, and are accurate to the best of our knowledge as of the date specified below. It is possible, however, that the selling stockholder may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus. This table assumes that the selling stockholder will sell all of the shares of common stock covered by this prospectus. We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered hereby.

Information about the selling stockholders may change over time. Any updated information given to us by the selling stockholders will be set forth in prospectus supplements if and when necessary.

The common stock offered by this prospectus may be offered from time to time by the selling stockholders named below, or by any of their pledgees, donees, transferees or other successors in interest, provided that such pledgees, donees, transferees or other successors in interest offering common stock using this prospectus are named as selling stockholders in this prospectus via supplement or amendment in accordance with the Securities Act (except where sales by any such person or entity under this prospectus could not exceed 500 shares, in which case that person or entity need not be named in a prospectus supplement).

Generally, only selling stockholders identified in the following table who beneficially own the securities set forth opposite their respective names may sell offered securities under the registration statement of which this prospectus forms a part. We may from time to time include additional selling stockholders in an amendment to this registration statement or a supplement to this prospectus. The applicable prospectus supplement will set forth the name of each selling stockholder and the number and type of our securities beneficially owned by such selling stockholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any selling stockholder has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

Selling Stockholders

Name	Common Stock Beneficially Owned	Common Stock Offered Hereby	Common Stock to be Owned After Offering(1)	Percentage of Common Stock Outstanding(2)
				Before the Offering	After the Offering

Names of Holders Selling Stock Pursuant to Conversion of 2.625% Convertible Senior Notes due 2011 issued by Macrovision in August 2006(3)

ACE Tempest Reinsurance Ltd.	37,832	37,832	0	*	*
AHFP Context	8,839	8,839	0	*	*
Altma Fund SICAV PLC in respect of the Grafton Sub Fund	25,810	25,810	0	*	*
Arkansas PERS	9,369	9,369	0	*	*
Astrazeneca Holdings Pension	1,060	1,060	0	*	*
ATSF – Transamerica Convertible Securities	304,071	304,071	0	*	*
Attorney’s Title Insurance Fund	1,060	1,060	0	*	*
Boilermakers Blacksmith Pension Trust	12,551	12,551	0	*	*
CALAMOS Growth & Income Fund – CALAMOS Investment Trust	633,952	633,952	0	*	*
CALAMOS Growth & Income Portfolio – CALAMOS Advisors Trust	4,242	4,242	0	*	*
CALAMOS Market Neutral Income Fund – CALAMOS Investment Trust	212,142	212,142	0	*	*
Calyon S/A	247,499	247,499	0	*	*
Chrysler Corporation Master Retirement Trust	290,281	290,281	0	*	*
Citadel Equity Fund Ltd.	530,356	530,356	0	*	*
CNH CA Master Account, L.P.	123,749	123,749	0	*	*
Columbia Convertible Securities Fund	35,109	35,109	0	*	*
Context Advantage Master Fund, L.P.	61,521	61,521	0	*	*
Convertible Securities Fund	247	247	0	*	*
Cowen & Co LLC	91,927	91,927	0	*	*
DBAG London	299,828	299,828	0	*	*
Delaware PERS	6,364	6,364	0	*	*
Delaware Public Employees Retirement System	153,449	153,449	0	*	*
Delta Airlines Master Trust	2,298	2,298	0	*	*
Delta Airlines Master Trust – CV	27,224	27,224	0	*	*
Delta Pilots Disability & Survivorship Trust – CV	18,385	18,385	0	*	*
F.M. Kirby Foundation, Inc.	26,871	26,871	0	*	*
FGO Master Fund, Ltd.	363,266	363,266	0	*	*
Finch Tactical Plus Class B	3,535	3,535	0	*	*
Fore Convertible Master Fund, Ltd.	1,470,338	1,470,338	0	1.4	*
Fore Erisa Fund, Ltd.	164,209	164,209	0	*	*
Fore Multi Strategy Master Fund, Ltd.	315,761	315,761	0	*	*
Forest Global Convertible Master Fund L.P	300,676	300,676	0	*	*

Forest Multi-Strategy Master Fund SPC, on behalf of its Multi-Strategy Segregated Portfolio	14,637	14,637	0	*	*
FPL Group Employees Pension Plan	3,712	3,712	0	*	*
Froley Revy Convertible Arbitrage Offshore	17,678	17,678	0	*	*
HFR CA Global Opportunity Master Trust	134,816	134,816	0	*	*
HFR RVA Select Performance Master Trust	23,194	23,194	0	*	*
Highbridge International LLC	530,356	530,356	0	*	*
ICI American Holdings Trust	2,121	2,121	0	*	*
IDEX – Transamerica Convertible Securities	173,249	173,249	0	*	*
Inflective Convertible Opportunity Fund I LP	28,285	28,285	0	*	*
Inflective Convertible Opportunity Fund I, LTD	56,571	56,571	0	*	*
Institutional Benchmarks Master Fund Ltd.	60,177	60,177	0	*	*
Institutional Benchmarks Series—IVAN Segregated Acct.	21,214	21,214	0	*	*
Institutional Benchmarks Series (Master Feeder) Limited in respect of Alcor series	3,535	3,535	0	*	*
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust	14,673	14,673	0	*	*
International Truck & Engine Corporation Retiree Health Benefit Trust	8,839	8,839	0	*	*
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust	8,132	8,132	0	*	*
J.P. Morgan Securities Inc.	213,732	213,732	0	*	*
Kamunting Street Master Fund, Ltd.	141,428	141,428	0	*	*
KBC Financial Products USA Inc.	171,481	171,481	0	*	*
LLT Limited	64,597	64,597	0	*	*
Lyxor/Context Fund Ltd.	15,910	15,910	0	*	*
Lyxor/Forest Fund Limited	409,576	409,576	0	*	*
Lyxor/Inflective Convertible Opportunity Fund	28,285	28,285	0	*	*
Man Mac 1, Ltd.	264,845	264,845	0	*	*
Microsoft Capital Group, L.P.	28,108	28,108	0	*	*
Mohican VCA Master Fund, Ltd.	35,357	35,357	0	*	*
MSS Convertible Arbitrage I Fund c/o TQA Investors, LLC	1,520	1,520	0	*	*
Nuveen Preferred and Convertible Fund JQC	43,135	43,135	0	*	*
Nuveen Preferred and Convertible Income Fund JPC	30,583	30,583	0	*	*
OCM Convertible Trust	46,141	46,141	0	*	*
OCM Global Convertible Securities Fund	16,264	16,264	0	*	*
Partner Reinsurance Company Ltd.	33,235	33,235	0	*	*
PBGC Maintenance	7,495	7,495	0	*	*
PIMCO Convertible Fund	7,071	7,071	0	*	*
Pioneer Funds – Global High Yield	10,607	10,607	0	*	*
Pioneer Global High Yield Fund	115,617	115,617	0	*	*
Pioneer Global High Yield VCT Portfolio	1,060	1,060	0	*	*

Pioneer High Income Trust	49,499		49,499	0	*		*
Pioneer Institutional Solutions Credit Opportunities	35,357		35,371	0	*		*
Pioneer Funds – US Corp HY Bond	15,204		15,210	0	*		*
Polygon Global Opportunities Master Fund	141,428		141,428	0	*		*
Prudential Insurance Co. of America	530		530	0	*		*
Putnam Convertible Income-Growth Trust	106,071		106,071	0	*		*
Qwest Occupational Health Trust	21,390		21,390	0	*		*
Qwest Pension Trust	35,887		35,887	0	*		*
Road Carriers Local 707	4,773		4,773	0	*		*
Satellite Convertible Arbitrage Master Fund LLC	176,785		176,785	0	*		*
Silvercreek II Limited	223,738		223,738	0	*		*
Silvercreek Limited Partnership	346,215		346,215	0	*		*
State of Oregon Equity	26,871		26,871	0	*		*
Syngenta AG	707		707	0	*		*
Topaz Fund	282,856		282,856	0	*		*
TQA Master Fund, Ltd.	36,700		36,700	0	*		*
TQA Master Plus Fund, Ltd.	17,395		17,395	0	*		*
UBS O’Connor LLC fbo O’Connor Convertible Arbitrage II Master Limited	1,944		1,944	0	*		*
UnumProvident Corporation	21,921		21,921	0	*		*
Vanguard Convertible Securities Fund, Inc.	544,145		544,145	0	*		*
Vicis Capital Master Fund	265,178		265,178	0	*		*
Virginia Retirement System	120,390		120,390	0	*		*
Worldwide Transactions Limited	4,596		4,596	0	*		*
Zurich Institutional Benchmarks Master Fund, Ltd. c/o TQA Investors, LLC	8,839		8,839	0	*		*

Total Shares Issuable Upon Conversion of Notes(4)	11,987,791	(4)	8,485,704	0	7.6	(4)	*

Names of Holder Selling Stock Pursuant to Exercise of Warrant Issuable by Macrovision Solutions
Cryptography Research, Inc.	928,315		928,315	0	*		*

*	indicates less than 1%

(1)	Assumes that the selling stockholders will sell all shares of common stock offered by them under this prospectus.
(2)	Calculated based on Rule 13d-3(d)(i) of the Exchange Act, using 102,824,000 shares of our common stock outstanding as of the close of business on June 30, 2008. In calculating this amount for each holder, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that holder’s notes or exercise of that holder’s warrant, but we did not assume conversion of any other holder’s notes or exercise of any other holder’s warrant.
(3)	Based on information provided to us by the selling stockholders and the trustee. Number of shares for each selling stockholder who sells shares pursuant to conversion of notes assumes conversion of all of such selling stockholder’s notes at a conversion rate of 35.3571 shares of common stock per $1,000 principal amount of the notes. This conversion rate is subject to adjustment. As a result, the number of shares of common stock issuable upon conversion of the notes may increase in the future. Excludes shares of common stock that may be issued by us upon the repurchase of the notes.
(4)	Since the original issuance of the notes by Macrovision in August 2006, certain holders of the notes have sold their notes to subsequent holders. We do not have access to the information regarding who sold such notes, so the original owners are listed in this table, as well as the subsequent holders, and, therefore, the total number of shares listed in the column entitled “Common Stock Beneficially Owned” represents a number of shares that is larger than the number of shares into which the total principal amount of notes is convertible. The total number of shares issuable upon conversion of the notes that is being registered hereunder, however, is the number of shares in the column entitled, “Common Stock Offered Hereby.” The total percentage before the offering is also based upon the total number of shares actually issuable upon conversion of the notes being registered.

PLAN OF DISTRIBUTION

We are registering the resale of shares of common stock issuable upon conversion of the notes and the exercise of the warrant on behalf of the selling stockholders. With respect to the shares issuable upon conversion of the notes, we are required to use our reasonable efforts keep this registration statement on Form S-3 effective until the earlier of the second anniversary of the original date of issuance of the notes and such time as all of the notes and the common stock issuable on the conversion thereof (i) cease to be outstanding, (ii) have been sold or otherwise transferred pursuant to an effective registration statement, (iii) have been sold or otherwise transferred pursuant to Rule 144 under circumstances in which any legend borne by the notes or common stock relating to restrictions on transferability thereof is removed, (iv) are eligible to be sold pursuant to Rule 144 or (v) are otherwise freely transferable without restriction, but the registration of these securities does not necessarily mean that any of these securities will be offered or sold by the holders.

We will not receive any proceeds from the sale of the securities by the selling stockholders, but we have agreed, in certain cases, to pay the following expenses of the registration of such securities:

•	all registration and filing fees;

•

fees and expenses for complying with securities or blue sky laws, including reasonable fees and disbursements of one counsel for the placement agent or underwriters, if any, in connection with blue sky qualifications;

•

all expenses relating to the preparation, printing, distribution and reproduction of the shelf registration statement, the related prospectus, each amendment or supplement to each of the foregoing, the certificates representing the securities and all other documents relating hereto;

•	fees and expenses of the trustee under the indenture pursuant to which the notes were issued, as well any escrow agent or custodian, and of the registrar and transfer agent for the shares;

•

fees, disbursements and expenses of our counsel and independent certified public accountants (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance); and

•

reasonable fees, disbursements and expenses of one counsel for all holders of registrable securities retained in connection with the shelf registration statement, and fees, expenses and disbursements of any other persons, including special experts, retained by us in connection with such registration.

We have no obligation to pay any underwriting fees, discounts or commissions attributable to the resale of the securities by the selling stockholders. We also have no obligation to pay any out-of-pocket expenses of the selling stockholders, or the agents who manage their accounts, or any transfer taxes relating to the registration or sale of the securities contemplated hereby.

The selling stockholders may from time to time sell the securities covered by this prospectus and any accompanying prospectus directly to purchasers. Alternatively, the selling stockholders may from time to time offer such securities through dealers or agents, who may receive compensation in the form of commissions from the selling stockholders and for the purchasers of such securities for whom they may act as agent. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in cross, block or other types of transactions:

•	on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any other legally available means.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The selling stockholders and any dealers or agents that participate in the distribution of such securities may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the resale of the securities by them and any commissions received by any of these dealers or agents might be deemed to be underwriting commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus:

•	the selling stockholders may enter into hedging transactions with broker-dealers;

•	the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with the selling stockholders;

•	the selling stockholders may sell the securities short and deliver the securities to close out these short positions;

•

the selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the securities to the broker-dealers, who may then resell or otherwise transfer the securities; and

•

the selling stockholders may loan or pledge the securities to a broker-dealer or other person or entity and the broker-dealer or other person or entity may sell the securities so loaned or upon a default may sell or otherwise transfer the pledged securities.

Persons participating in the distribution of the securities offered by this prospectus may engage in transactions that stabilize the price of the securities. The anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of the securities in the market and to the activities of the selling stockholders.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

DESCRIPTION OF SECURITIES TO BE REGISTERED

A description of our common stock can be found in our Registration Statement on Form S-4 (Commission File No. 333-148825), as filed with the Commission on January 23, 2008, including any amendment or report filed for the purpose of updating such description, which is incorporated by reference herein. Pursuant to Rule 12g-3(c) under the Exchange Act, our common stock was deemed to be registered under Section 12(g) of the Exchange Act upon the completion of the merger of Macrovision Corporation and Gemstar, which resulted in both companies becoming our wholly-owned subsidiaries.

Certain of the shares of common stock being registered pursuant to this registration statement are to be issued upon conversion of the 2.625% Convertible Senior Notes due 2011, which were issued by Macrovision under an indenture dated as of August 23, 2006 (the “indenture”) between Macrovision and The Bank of New York Trust Company, N.A., as trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes and the shares of common stock issuable upon conversion of the notes were subject to a registration rights agreement. The notes are no longer subject to the registration rights agreement, but the shares issuable upon conversion of the notes remain subject to such agreement.

Certain of the shares of common stock being registered pursuant to this registration statement are to be issued upon exercise of a warrant, which is issuable by us in connection with the acquisition by Macrovision of certain assets from CRI pursuant to a definitive Asset Purchase Agreement, dated November 17, 2007 (the “Agreement”). Under the terms of the Agreement, we may issue CRI a total of three warrants for our common stock, valued at an aggregate of $15 million as of the closing date, November 21, 2007. The 928,315 shares issuable upon exercise of an initial non-contingent warrant issuable pursuant to the Agreement are registered for resale by this prospectus supplement. The issuance of the remaining two warrants are subject to performance milestones.

The non-contingent warrant to purchase up to 928,315 shares of our common stock, when issued, will have an exercise price of $35.45 per share, and will expire on December 31, 2012. The warrant, when issued, will also contain a net exercise provision.

LEGAL MATTERS

The legality of the securities offered by this prospectus will be passed upon by Heller Ehrman LLP, 275 Middlefield Road, Menlo Park, California 94025.

EXPERTS

Macrovision Corporation. The consolidated financial statements of Macrovision Corporation as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG LLP’s report on the December 31, 2007 consolidated financial statements of Macrovision Corporation dated February 26, 2008, refers to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007, and the adoption of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, on January 1, 2006.

Gemstar-TV Guide International, Inc. The consolidated financial statements of Gemstar-TV Guide International, Inc. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the report of Ernst & Young LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by the Registrant in connection with the common stock being registered. All amounts are estimates except for the SEC registration fee.

Amount to be paid
SEC registration fee	$5,317
Legal fees and expenses	$25,000
Accounting fees and expenses	$50,000
Printing and engraving	$10,000
Miscellaneous	$9,683
Total	$100,000

Item 15. Indemnification of Directors and Officers

Delaware corporate law provides that, subject to certain limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

•

acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

•	in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Delaware corporate law also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by Delaware corporate law to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that person is not entitled to be so indemnified.

The Registrant’s certificate of incorporation permits the Registrant to indemnify any agents through Bylaw provisions, agreements, vote of the stockholders or otherwise, in excess of the indemnification otherwise permitted by Section 145 of the Delaware General Corporation Law, subject to applicable Delaware law (statutory or nonstatutory).

The Registrant’s Bylaws require the Registrant to indemnify, to the maximum extent permitted by the General Corporation Law of Delaware, any person who was or is a party or is threatened to be made a party (i) to any proceeding attributable to the fact that he is or was a director or officer of the corporation, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, including service with respect to an employee benefit plan, (ii) to any proceeding attributable to any action taken by such person in any such capacity, or (iii) to any proceeding brought by or in the right of the corporation to procure a judgment in its favor in whole or in part attributable to subsections (i) and (ii) above, against expenses (including attorneys’ fees) and losses, claims, liabilities, judgments, fines and amounts paid in settlement incurred by him or on his behalf in connection with such proceeding if he acted in good faith and not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

The Registrant may, by action of the board of directors, grant rights to indemnification and payment of expenses to employees and agents of the corporation with the same scope and effect as the provisions of indemnification of directors and officers of the corporation described above.

The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant’s Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

In connection with offering by selling security holders, we may agree to indemnify the selling security holder and its officers, directors and controlling persons against certain liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
3.1	Certificate of Incorporation of Macrovision Solutions Corporation	S-4	2/23/08	3.1

3.2	Bylaws of Macrovision Solutions Corporation	S-4	2/23/08	3.2

4.1	Form of Common Stock Certificate				X

4.2	Indenture, dated August 23, 2006, among Macrovision Corporation and The Bank of New York Trust Company, N.A.*	8-K	8/23/06	4.1

4.3	Global Note representing the Macrovision Corporation 2.625% Convertible Senior Notes due 2011*	8-K	8/23/06	4.2

4.4	Registration Rights Agreement, dated August 23, 2006, among Macrovision Corporation, J.P. Morgan Securities Inc. and Cowen and Company, LLC*	8-K	8/23/06	10.1

4.5	Form of non-contingent warrant to purchase common stock*	10-K/A	2/29/08	4.6

5.1	Opinion of Heller Ehrman LLP				X

23.1	Consent of KPMG LLP, independent registered public accounting firm				X

23.2	Consent of Ernst & Young LLP, independent registered public				X

23.3	Consent of Heller Ehrman LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney (incorporated by reference to the signature page hereto)				X

*Incorporated by reference to filings of Macrovision Corporation.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 14th day of July, 2008.

MACROVISION SOLUTIONS CORPORATION

By:	/s/ Alfred J. Amoroso
Alfred J. Amoroso President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alfred J. Amoroso, James Budge and Stephen Yu, and each of them, as his or her attorney-in-fact, each with full power of substitution and re-substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by each of said attorneys-in-fact, or his substitute or substitutes, to any and all amendments to said Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Alfred J. Amoroso Alfred J. Amoroso	President, Chief Executive Officer and Director (Principal Executive Officer)	July 14, 2008

/s/ James Budge James Budge	Chief Financial Officer (Principal Financial and Accounting Officer)	July 14, 2008

/s/ Alan L. Earhart Alan L. Earhart	Director	July 14, 2008

/s/ Andrew K. Ludwick Andrew K. Ludwick	Director	July 14, 2008

/s/ Robert J. Majteles Robert J. Majteles	Director	July 14, 2008

/s/ James E. Meyer James E. Meyer	Director	July 14, 2008

/s/ James P. O’Shaughnessy James P. O’Shaughnessy	Director	July 14, 2008

/s/ Ruthann Quindlen Ruthann Quindlen	Director	July 14, 2008

MACROVISION SOLUTIONS CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Incorporated by Reference			Filed Herewith
		Form	Date	Number
3.1	Certificate of Incorporation of Macrovision Solutions Corporation	S-4	2/23/08	3.1

3.2	Bylaws of Macrovision Solutions Corporation	S-4	2/23/08	3.2

4.1	Form of Common Stock Certificate				X

4.2	Indenture, dated August 23, 2006, among Macrovision Corporation and The Bank of New York Trust Company, N.A.*	8-K	8/23/06	4.1

4.3	Global Note representing the Macrovision Corporation 2.625% Convertible Senior Notes due 2011*	8-K	8/23/06	4.2

4.4	Registration Rights Agreement, dated August 23, 2006, among Macrovision Corporation, J.P. Morgan Securities Inc. and Cowen and Company, LLC*	8-K	8/23/06	10.1

4.5	Form of non-contingent warrant to purchase common stock*	10-K/A	2/29/08	4.6

5.1	Opinion of Heller Ehrman LLP				X

23.1	Consent of KPMG LLP, independent registered public accounting firm				X

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm				X

23.3	Consent of Heller Ehrman LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney (incorporated by reference to the signature page hereto)				X

*	Incorporated by reference to filings of Macrovision Corporation.